Exhibit 31.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(a)/15d-14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

I, Christopher V. Polimeni, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of American Media, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Dated:	July 29, 2015
/s/ Christopher V. Polimeni
By:	Christopher V. Polimeni
Title:	Executive Vice President, Chief Financial Officer and Treasurer
(Duly Authorized Principal Financial and Accounting Officer and Duly Authorized Officer)